UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2017

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in Charter)

Nevada	001-34591	90-0648920
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road

Qianzhou Village, Huishan District, Wuxi City

Jiangsu Province, People’s Republic of China

(Address of Principal Executive Offices)

(86) 51083397559

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events

On December 6, 2017, Cleantech Solutions International, Inc.’s (the “Company”) wholly-owned subsidiary, EC Assets Management Limited ("EC Assets"), entered into a conditional share swap agreement (“Agreement”) with Ever-Long Holdings Limited and certain of its officers and directors (“Ever-Long Parties”), to acquire a 51% interest in the issued share capital of Brighten Holdings Int’l Limited (“Brighten”), a subsidiary of Styland Holdings Limited, a Hong-Kong-listed company (0211.HK). The terms of the Agreement stipulate that the Ever-Long Parties shall transfer 51% of Brighten’s issued share capital (which is valued at US$16,447,500, based on 510,000 ordinary voting shares at a price of US$32.25 per Brighten share). In exchange, the Company shall issue a certain number of its shares of common stock, representing 19.5% of the issued and outstanding shares of CLNT, and a 5-year interest-free promissory note with a principal amount of US$13,762,125 to Brighten.. The Agreement is subject to various closing conditions, including entry into a definitive agreement satisfactory to both parties and legal and financial due diligence. There can be no assurances that the parties may enter into any agreement to do a transaction, and even if an agreement is entered into, there can be no assurances that such transaction will be consummated. A copy of the Agreement and the Company’s press release announcing the Agreement are attached hereto as Exhibit 99.1 and Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Letter Agreement dated December 6, 2017 by and between Ever-Long Holdings Limited and certain of its officers and directors, EC Assets Management Limited and Cleantech Solutions International, Inc.

99.2	Press Release, dated December 6, 2017

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2017		Cleantech Solutions International, Inc.

	By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer

3